Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements Nos. 333-293624, 333-261540 and 333-265993 on Form S-8, and Nos. 333-286632 and 333-282328 on Form S-3 of Third Coast Bancshares, Inc., of our report dated March 4, 2026, relating to the consolidated financial statements appearing in this Annual Report on Form 10-K of Third Coast Bancshares, Inc. for the year ended December 31, 2025.

/s/ Whitley Penn LLP

Plano, Texas

March 4, 2026